UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2023

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Lincoln Road, 5th Floor Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

September 14, 2023

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Operating Officer

On September 14, 2023, the Company was notified of the amicable departure of Mark Pastrone, the Company’s Chief Operating Officer. Mr. Pastrone will serve as an advisor to the Company for the remainder of his employment through October 5, 2023. Mr. Pastrone has chosen to leave the Company to pursue personal interests and new opportunities, by providing a notice of his resignation to the Company on September 14, 2023. There was no disagreement or dispute with the Company concerning Mr. Pastrone’s resignation.

Appointment of New Chief Operating Officer

On September 15, 2023, Michael C. Battaglia, the Company’s current Chief Revenue Officer, was appointed by the Company’s Board of Directors as the new Chief Operating Officer of the Company, effective September 15, 2023.

Michael C. Battaglia, age 52, joined the Company in July 2020 as the Vice President of Sales. In January 2021, Mr. Battaglia was promoted to Senior Vice President of Sales and Business Development of the Company. In December 2022, Mr. Battaglia was again promoted to Chief Revenue Officer of the Company. Prior to joining the Company, Mr. Battaglia served in various management positions for J.D. Power & Associates from March 2006 to July 2020, assisting dealerships and automotive OEMs improve operations by utilizing data-driven insights and conducting comprehensive analyses. Mr. Battaglia is an automotive and EV charging veteran with more than 25 years of experience in the industry and has expertise in building high performing sales and operations teams. Throughout his time with the Company, Mr. Battaglia has worked closely with the operations teams to streamline systems and processes related to order processing and fulfillment, customer support structures, and new product procurement, which has led to increases in the Company’s operational efficiency. Mr. Battaglia led the effort to implement Salesforce CRM, tying together field service and accounting functions globally for the Company. Additionally, Mr. Battaglia has led the Company’s sales and business development efforts for over three years, resulting in record-high sales and revenue each of the last three years. Mr. Battaglia received a B.S. degree in finance from the Carroll School of Management at Boston College.

During the last two years, other than customary arrangements in connection with serving as the Chief Revenue Officer and previously the Vice President of Sales and Senior Vice President of Sales and Business Development of the Company, there have been no transactions or proposed transactions by the Company in which Mr. Battaglia has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Battaglia and any of the Company’s other executive officers and directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: September 15, 2023	By:	/s/ Brendan S. Jones
	Name:	Brendan S. Jones
	Title:	Chief Executive Officer